                                                                  Exhibit 10.26


                            SECURED CONVERTIBLE NOTE

                                       OF

                             HENRY BIRKS & SONS INC.
                             A CANADIAN CORPORATION


                                        September 30, 2002


     FOR VALUE RECEIVED, the undersigned HENRY BIRKS & SONS INC., a Canadian corporation (the "CORPORATION") promises to pay to the order of PRIME INVESTMENTS SA (hereafter with any subsequent holder(s), the "HOLDER") at 1240 Phillips Square, Montreal, Quebec H3B 3H4, or at such other place or to such other party as the Holder may from time to time designate in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (2,500,000), together with interest on the principal balance outstanding as provided below. All payments hereunder shall be in lawful currency of the United States and immediately available Funds.

1.   SECURITIES PURCHASE AGREEMENT AND HIPOTHEC

     This Secured Convertible Note (the "NOTE") is being issued pursuant to the terms of the Securities Purchase Agreement dated as of August 15, 2002 between the Corporation and the Investors named therein including the initial Holder hereof (as such agreement may be, amended, restated, modified or waived in accordance with its terms (the "SECURITIES PURCHASE AGREEMENT"), and is secured by the collateral, including the Mayor's Present Shares and the Mayor's Future Shares, and such terms are defined in and as such security is granted in and governed by that certain Deed of Hypotec dated as of August 15, 2002 between the Corporation in favor of National Bank Trust Inc. (the "TRUSTEE"), that certain General Security Agreement dated as of August 15, 2002 between the Company and the Trustee and that certain Deed of Mortgage dated as of August 15, 2002 between the Company and the Trustee in the forms attached as Exhibits C, D and E to the Securities Purchase Agreements.

2.   INTEREST

     A. GENERAL. Unpaid Principal of this Note shall not bear interest from September 30, 2002 until September 29, 2007 unless under the applicable tax laws of Canada, interest is imputed to the Holder, in which case, the unpaid principal of this Note shall bear interest at the lowest applicable imputed rate permitted by law, payable on each anniversary of the date this Note was first issued. Commencing on September 30, 2007 and ending on the date the unpaid principal Note is paid in full, the unpaid amount of this Note shall bear interest at the rate of six percent (6.0%) per annum, which amount shall be payable on each Payment Date (as defined).

     B.   INTEREST AFTER DEFAULT

          i. Overdue principal and (to the extend permitted by applicable law) interest, if any, on this Note and all other overdue amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3.0%) above the rate set forth in Section 2(a) hereof until such amounts shall be paid in full (after, as well as before judgment, in any).

          ii. During the continuance of an Event of Default (as defined), the unpaid principal of this Note not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived bear interest at a rate per annum equal to three percent (3.0%) above the rate set forth in
Section 2(a) hereof.

3.   PRINCIPAL REPAYMENT

     a. GENERAL. If this Note has not been prepaid or converted, in whole or in part as permitted hereby, on or before 5:00 p.m. Montreal, Canada time on September 29, 2007, the unpaid principal balance outstanding on such date, shall be repaid in three equal installments on September 30, 2007, 2008 and 2009, respectively, in each case with any accrued and unpaid interest. (Each of such dates shall be referred to as a "Payment Date".)

     b.   OPTIONAL PREPAYMENT AT THE ELECTION OF THE CORPORATION.

          i. At the Corporation's election at any time on or before September 29, 2004, the Corporation may elect to prepay all or any part of this Note for an amount (the "PREPAYMENT AMOUNT") equal to the sum of (A) the principal amount which the Corporation has elected to prepay, together with all accrued and unpaid interest thereon through the Optional Repayment Date and (B) a premium equal to (I) ten percent (10%) of the principal to be prepaid, if such prepayment is made on or before September 30, 2003 or (II) a premium equal to twenty percent (20%) of the principal to be prepaid, if such prepayment is made after September 30, 2003 and before September 29, 2004.

          ii. Not less than twenty (20) days prior to the date (the "OPTIONAL PREPAYMENT DATE"), the Corporation prepays the Note as permitted by this Section 2(b) the Corporation shall mail to the Holder written notice (the "OPTIONAL PREPAYMENT NOTICE") setting forth the following information: (A) the principal amount of the Note which the Corporation has elected to prepay, (B) the amount of any accrued, but unpaid interest on the principal amount of the Note to be prepaid through the Optional Prepayment Date and (C) the Optional Prepayment Date. Subject to Section 4 hereof, on the Optional Prepayment Date, the Corporation shall pay the Optional Prepayment Amount to the Holder in cash together with all accrued but unpaid interest on the principal amount so prepaid and the Holder shall make a notation on the reverse side of this Note indicating the amount of the principal and interest so prepaid.

          iii. Notwithstanding the Holder's receipt of an Optional Prepayment Notice, the Holder of this Note may exercise its conversion rights, in whole or in part, in accordance with Section 4 hereof on any date prior to the Optional Prepayment Date.

     c.   MANDATORY OFFER TO PREPAY THE NOTES.

          i. The Corporation shall be required to offer to the Holder of this Note the right to have the Note prepaid in whole or in part, at the Holder's election, in the event of:

             (A) a merger, amalgamation, consolidation, combination, share purchase or share exchange of voting securities of the Corporation by any person or entity, other than a merger, amalgamation, consolidation, combination, share purchase or share exchange that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to be held by the same persons or entities in substantially the same proportions and continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) (aa) more than fifty percent (50%) of the combined voting power of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange if the Common Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), National Market System ("NMS") or Small Cap (the "NASDAQ-NMS OR SMALL CAP") or (bb) not less than twenty-five percent (25%) of the combined voting power of the Corporation or such surviving entry outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange of the Common Shares of the Corporation or such surviving entity outstanding immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange are publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap; or

                 a merger, amalgamation, consolidation, combination, share purchase or share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which a person who was the beneficial owner of more than fifty percent (50%) of the Corporation's voting securities prior to the merger, amalgamation, consolidation, combination, share purchase or share exchange retains or acquires, as the case may be, beneficial ownership of
(aa) more than fifty percent (50%) of the combined voting power of the Corporation's outstanding securities after the merger, amalgamation, consolidation, combination, share purchase or share exchange, if immediately after such merger, amalgamation, consolidation, combination, share purchase or share exchange, the Corporation's Common Shares are not publicly traded and listed on a U.S. stock exchange (or a Canadian stock exchange) or quoted on the

NASDAQ-NMS or Small Cap or (bb) twenty-five percent (25%) or more of the combined voting power of the Corporation's outstanding securities after such merger or combination, if immediately after such merger or combination, the Corporation's Common Shares are publicly traded and listed on a U.S. securities exchange (or a Canadian stock exchange) or quoted on the NASDAQ-NMS or Small Cap; or

             B) the sale of other disposition (unless captured in (A) above) by the Corporation of all or substantially all of the Corporation's assets.

          ii. The Corporation shall give the Holder written notice (an "OFFER TO PREPAY") of any impending transaction of the type described in Section 3(c)(i) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify the Holder of the final approval of such transaction. The Offer to Prepay shall describe the material terms and conditions of the impending transaction and the provisions of this
Section 3(c) and the Corporation shall thereafter give the Holder prompt notice of any material changes thereto. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the Offer to Prepay or sooner than ten (10) days after the Corporation has given notice of any material changes provided herein; provided, however, that such periods may be shortened upon the written consent of the Holder.

          iii. In the event the requirements of this Section 3(c) are not complied this Corporation shall forthwith either:

             (A) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Section 3(c) have been complied with; or

             (B) cancel such transaction, in which event the rights of the Holder and the terms of this Note shall revert to and be the same as existed immediately prior to the first notice provided under Section 3(c) hereof.

          iv. At any time after its receipt of an Offer to Prepay, the Holder may accept such offer by notifying the Corporation in writing (the "ACCEPTANCE") setting forth the principal amount of the Note to be prepaid and the settlement date thereof, which shall be no sooner than the closing date of the transaction described in the Offer to Prepay. At the settlement, the Corporation shall prepay in cash in U.S. Dollars, the principal amount of the Holder's Note as set forth in the Acceptance, together with all accrued and unpaid interest through the settlement date.

     D.   SUCCESSOR COMPANIES.

          The Corporation shall not enter into any of the transactions contemplated in Section 3(c)(i)(A) hereof unless:

          (A) the surviving entity shall execute, prior to or contempor-aneously with the consummation of such transaction, such instruments as in the opinion of the counsel to the Corporation and the Holder, acting reasonably, are necessary or advisable to evidence the assumption by the surviving entity of all of the obligations of the Corporation, as the case may be, including the assumption by the surviving entity of the liability for the due and punctual payment of the Note and the interest thereon and all other moneys payable under the Note;

          (B) such transaction shall be upon such terms as to preserve and not to impair any of the rights and powers of the Holder thereunder; and

          (C) no condition or event shall exist as to the Corporation or the surviving entity either at the time of or immediately after such transaction and after giving full effect thereto or immediately after the surviving entity complying with the provisions of Section 3(d)(i)(A) above with constitutes or would constitute an Event of Default hereunder.

4. CONVERSION. The Holder of this Note shall have the right (the "Conversion Right") to convert the principal amount of this Note into the Corporation's Common Shares (the "Common Shares") as set forth in this Section 4.

     a. Right to Convert. At the option of the Holder thereof, at any time after the date of issuance of this Note, at the office of the Corporation or any transfer agent for such shares, the Holder may convert the unpaid principal amount of this Note, or any portion thereof, into such number of fully paid and non-assessable Common Shares of the Corporation, without par value (the "COMMON SHARES") as is determined by dividing the principal amount of this Note which such Holder has elected to convert by the conversion price ("CONVERSION PRICE") determined as hereafter provided, in effect on the date the Note is surrendered for conversion. The initial Conversion Price shall be US$4.9396 provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 4(d).

     b. Automatic Conversion. The unpaid principal balance of this Note shall automatically be converted into Common Shares at the Conversion Price at the time in effect for this Note immediately upon the Corporation's sale of its Common Shares in a bona fide firm commitment underwritten public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "US SECURITIES ACT") or under a prospectus filed with, and receipted by, the applicable securities commissions or similar regulatory authorities in Canada (the "CANADIAN PROSPECTUS"), raising aggregate net proceeds to the Company of at least US $55,000,000 at a minimum share price of US $4.94 per Common Share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and in which the Common Shares are listed on a US stock exchange or a Canadian stock exchange or quoted on the NASDAQ-NMS or Small Cap.

     c. Mechanics of Conversion. Before any Holder shall be entitled to convert the Note, or any portion thereof, into Common Shares, such Holder shall surrender this Note, together with a Notice of Conversion in substantially the form annexed hereto, at the office of the Corporation, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Corporation shall, as soon as practicable thereafter, but in no event more than three (3) business days after the receipt of this Note and the Notice of Conversion issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of Common Shares to which such Holder shall be entitled as aforesaid and a new Note, evidencing the unpaid principal balance of the Note. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the US Securities Act of 1933, as amended or made pursuant to a Canadian Prospectus, the conversion may, at the option of the Holder tendering this Note, in whole or in part, for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Shares upon conversion of this Note shall not be deemed to have converted this Note until immediately prior to the closing of such sale of securities.

     d. Conversion Price Adjustments of Preferred Shares for Certain Dilutive Issuances and Combinations. The Conversion Price of this Note shall be subject to adjustment from time to time as follows:

        i. Stock Splits or Subdivisions. In the event the Corporation should at any time or from time to time after August 20, 2002 (the "CLOSING DATE") fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or right convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "COMMON SHARE EQUIVALENTS") without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Common Shares issuable on conversion of the principal amount of this Note shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Share Equivalents.

        ii. Combinations. If the number of Common Shares outstanding at any time after the Closing Date is decreased by a combination of the outstanding

Common Shares, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of Common Shares issuable on conversion of the unpaid principal amount of this Note shall be decreased in proportion to such decrease in outstanding shares.

        iii. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i), then, in each such case, upon the conversion of this Note, the Holder of this Note shall be entitled to a proportionate share of any such distribution as though such Holder were the holder of the number of Common Shares of the Corporation into which such Holder's Note is convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

        iv. Recapitalizations. If at any time or from time to time there shall be recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2(c), provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Corporation or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(d)(iv) with respect to the rights of the holders of this Note after the recapitalization to the end that the provisions of this Section 4(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of this Note) shall be applicable after that event as nearly equivalent as may be practicable.

        v. No Impairment. The Corporation will not, by amendment of its Article or By-laws or through any reorganization, recapitalization, transfer of assets, consolidation merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder of this Note against impairment.

        vi. No Fractional Shares and Certificate as to Adjustments.

            (A) No fractional shares shall be issued upon the conversion of this Note, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the principal amount of this Note which the Holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

            (B) Upon the occurrence of each adjustment or readjustment of the Conversion Price of this Note pursuant to this Section 4(d), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (I) such adjustment and readjustment, (II) the Conversion Price for this Note at the time in effect, and (III) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of the unpaid principal balance of this Note.

        vii. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to the Holder, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        viii. Reservation of Common Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note, such number of Common Shares as shall from time to time be sufficient to effect the conversion of the entire unpaid principal balance of this Note; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding unpaid principal balance of this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles.

5.   DEFAULT AND ENFORCEMENT

     a. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

        i. if the Corporation does not pay as and when due principal and/or interest of this Note when it becomes due, or on a prepayment date, or on a settlement date as the case may be, unless this Note has been converted in accordance with Section 4;

        ii. if an order is issued or a resolution is adopted for the purpose of winding-up the Corporation, (ii) if the Corporation files a proposal or makes an assignment of its property for the benefit of its creditors, (iii) if a petition in bankruptcy is filed against the Corporation or any of its subsidiaries and such petition is not dismissed within thirty days of the filing thereof, if a trustee is appointed for the Corporation pursuant to the Bankruptcy and Insolvency Act (Canada) or pursuant to any other legislation relating to insolvent persons, or if an application is filed pursuant to the Companies' Creditors Arrangement Act (Canada), or (iv) if a seizure is made (unless the seizure is validly contested by the Corporation) or a judgment is executed against all or a substantial part of the Corporation's property;

        iii. if the Corporation is no longer legally in existence or if it ceases to operate within the ordinary course of business;

        iv. if the Corporation fails to carry out or comply with any other undertaking or any other condition set forth herein (including, but not limited to, if the Corporation fails to offer to the Holder of this Note, the right to have the Note prepaid in whole or in part, at the Holder's election as provided in Section 3(c)(i) hereof), or breaches in any material respect the Corporation's Articles insofar as they relate to the Series A Preferred Shares referred to therein or the Security Agreements, (as such terms are defined in the Securities Purchase Agreement) and such failure or breach continues for a period of thirty (30) days after the Corporation has received a notice to that effect from the Holder;

        v. if the Corporation fails to pay when due an amount equal to $500,000 under the Diamond Conditional Sale Agreement or the Diamond Supply Agreement and such failure shall continue for a period of thirty (30) days after the Corporation has received written notice to that effect from the Holder; or

        vi. subject to subclause (v) above, if the New York Diamond Dealers Club (or any successor thereto) determines that there has been a material breach by the Corporation under the Diamond Supply Agreement.

     b. If an Event of Default occurs or continues, the Holder shall have the option, in addition to all its other rights and recourses, to require the immediate payment by the Corporation of the principal of and any accrued interest on this Note, and the Corporation shall forthwith pay such amounts to the Holder and, when such payment shall have been made, it shall be deemed to release the Corporation from its obligations pursuant hereto.

         c. The exercise by the Holder of any right or recourse pursuant to an Event of Default or to the failure to perform an undertaking or obligation set forth herein shall not imply a waiver of any right or recourse which is then available to the Holder nor shall it affect or exclude such right or recourse.

6.   NOTE REGISTER

     a. The Corporation shall keep at its principal executive office a register (herein sometimes refer to as the "NOTE REGISTER"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any) the Corporation shall provide for the registration and transfer of this Note.

     b. Whenever this Note shall be surrendered at the principal executive office of the Corporation for exchange, accompanied by a written instrument of transfer inform reasonably satisfactory to the Corporation duly executed by the Holder hereof or his or its attorney duly authorized in writing, the Corporation shall execute and deliver in exchange therefore a new Note as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note so surrendered and shall be in such principal amount and registered in such name or names as such Holder may designate in writing.

     c. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

7.   NOTICES

     Every notice or other communication required pursuant hereto shall be given in writing and sent by telecopier (provided that a copy is subsequently sent by messenger and that its receipt is confirmed) or delivered by hand:

       i.     to the Holder:
              Attention:
              Telecopier:

       ii.    To the Corporation:

              HENRY BIRKS & SONS INC.
              1240 Phillips Square
              Montreal, Quebec
              H3B 3H4
              Attention: President
              Telecopier number: (514) 337-2509

              with a copy to:

              HENRY BIRKS & SONS INC.
              1240 Phillips Square
              Montreal, Quebec
              H3B 3H4
              Attention: Vice President, General Counsel and Corporate Secretary Telecopier number: (514) 337-2509; and

or, as regards each party, to any other address or telecopier number which the party may indicate by means of a written notice sent to the other party.

       iii. Every notice or communication contemplated in Section 6 shall be deemed to have been received on the business day after it was sent.

8. GOVERNING LAW. This Note shall be governed and interpreted in accordance with the laws of Quebec and the laws of Canada applicable hereto.

9. SUCCESSORS AND ASSIGN. Subject to the restrictions on transfer described in
Section 12 below, the rights and obligations of the Corporation and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

11. TRANSFER OF THIS NOTE. The Holder may transfer this Note; (i) to a person that directly or indirectly controls, is controlled by or is under common control with such Holder; or (ii) in the Event of Default pursuant to Section 5. In all other circumstances, the Company's consent shall be required to transfer this Note, which consent shall not be unreasonably withheld.

12. UNCONDITIONAL OBLIGATION: FEES, WAIVERS OTHER.

     a. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupement or adjustment whatsoever.

     b. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as any acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy.

     c. The Corporation hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, binging of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which Holder had or is existing hereunder.

13. PAYMENT. Payment shall be made in lawful tender of the United States.

14. EXPENSES, WAIVERS. If action is instituted to collect this Note, the Corporation promises to pay all costs and expenses, including, without limitation, reasonably attorney's fees and costs, incurred in connection with such action. The Corporation hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. APPLICATION OF PAYMENTS. All payments on account of the indebtedness evidenced by this Note made prior to demand or acceleration shall be applied first, to any and all costs, expenses, or charges then owed the Holder by the Corporation, second, to accrued and unpaid interest, and third, to the unpaid principal balance thereof. All payments so received after demand or acceleration shall be applied in such manner as the Holder may determine in its sole and absolute discretion.

16. SEVERABILITY. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision has never been contained herein.

17. DUE AUTHORITY AND ENFORCEABILITY. The representative of the Corporation executing this Note below represents that he has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Corporation.

18. HEADINGS. The headings of this Note are for convenience of reference only and shall not define or limit any terms or provisions hereof.

19. RATABLE TREATMENT. So long as any Notes issued under the Securities Purchase Agreement remain outstanding, the Corporation shall deal ratably with the holders thereof in any and all matters other than the conversion thereof at the election of the Holder.

    IN WITNESS WHEREOF, the Corporation has duly executed this Note as of the day and year above written.

                              CORPORATION

                              HENRY BIRKS & SONS INC.

                              By:   /s/ Thomas A. Andruskevich
                                    --------------------------------------------
                                    Name:       Thomas A. Andruskevich
                                    Title:      President and
                                                 Chief Executive Officer

                AMENDMENT TO A SECURED CONVERTIBLE NOTE ISSUED BY
    HENRY BIRKS & SONS INC. - HENRY BIRKS ET FILS INC. ON SEPTEMBER 30, 2002


THIS AMENDMENT TO A SECURED CONVERTIBLE NOTE (this "Agreement") is entered into
on            between HENRY BIRKS & SONS INC. - HENRY BIRKS ET FILS INC. (the
"Corporation") and PRIME INVESTMENTS SA (the "Holder").

WHEREAS, on September 30, 2002, the Corporation issued to the Holder a Secured Convertible Note (the "Note") convertible into common shares of the Corporation's share capital;

WHEREAS the Corporation has amended its share capital to provide, inter alia, for (a) the creation of Class A Voting Shares, (b) the conversion of each of the issued and outstanding common shares of its share capital into 1.01166 Class A Voting Share (rounded to the nearest whole share) and (c) the cancellation of the authorized but unissued common shares of its share capital;

WHEREAS the Corporation and the Holder want to amend the Note to reflect such amendments to the Corporation's share capital;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.   The Note is amended as follows:

     (a) all references to Common Shares of the Corporation are replaced by references to Class A Voting Shares of the Corporation; and

     (b) the Conversion Price shall, effective as of the date of this Amendment, be US$4.88267, subject to adjustment pursuant to Section 4(d) of the Note.

2.   All other terms and conditions of the Note shall remain unchanged.

     IN WITNESS WHEREOF, the Corporation and the Holder have duly executed this amendment to the Note as of the day and year first above written.

                                     Corporation

                                     HENRY BIRKS & SONS INC.
                                     HENRY BIRKS ET FILS INC.

                                     By : /s/ Thomas A. Andruskevich
                                         ---------------------------------------
                                     Thomas A. Andruskevich

                                     PRIME INVESTMENTS SA

                                     By :
                                         ---------------------------------------
                                     Name:
                                     Title: